UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018 (November 1, 2018)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 404-504-9828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Gray Television, Inc., a Georgia corporation (the “Company”), expects to disclose certain supplemental information concerning the Company in a preliminary offering memorandum and marketing materials that is being disseminated in connection with the proposed senior notes offering described in Item 8.01 below. The supplemental information included in the preliminary offering memorandum and marketing materials, certain of which has been previously reported, is set forth in Exhibit 99.1 and incorporated herein by reference, including, but not limited to, with respect to the following:

•	certain historical financial information of Raycom Media, Inc. (“Raycom”) and pro forma condensed combined financial information of the Company and Raycom;

•	certain descriptions of the business and results of operations of Raycom;

•	certain preliminary financial data of the Company for the nine months ended September 30, 2018;

•

certain expected sources and uses of proceeds in connection with the Company’s previously announced and pending merger with Raycom and overall debt refinancing expected to be undertaken in connection therewith;

•	certain risk factors; and

•	certain of the Company’s current and anticipated (in connection with the Company’s overall debt refinancing) debt facilities and indebtedness.

The Company is also furnishing herewith the following historical consolidated financial statements of Raycom (which consolidated financial statements include financial information and results of operations of certain Raycom television stations that Gray has agreed to sell or divest and that will not be retained by Gray):

•	Raycom’s audited consolidated carve-out financial statements as of and for the years ended December 31, 2017, 2016 and 2015 (with independent auditors’ report thereon).

•

Raycom’s unaudited condensed consolidated carve-out financial statements as of June 30, 2018 and for the six-month periods ended June 30, 2018 and 2017 (with independent auditors’ review report thereon).

The foregoing financial statements of Raycom are furnished hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by this reference.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01.	Other Events.

On November 1, 2018, the Company issued a press release announcing that a special purpose wholly owned subsidiary of the Company, subject to market conditions, will offer $500.0 million aggregate principal amount of senior notes in an offering that is exempt from the registration requirements of the Securities Act. The notes are being offered to finance, together with cash on hand and certain anticipated debt facilities and indebtedness of the Company, the acquisition of Raycom (the “Raycom Merger”), which was previously announced on June 25, 2018. If the Raycom Merger is consummated and certain other conditions are satisfied, the net proceeds from the offering will be released from escrow to fund the Raycom Merger, and the Company will become the primary obligor under the notes. A copy of the press release, which was issued in connection with the offering and pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the notes. The notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S.

persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Memorandum

99.2	Raycom audited consolidated carve-out financial statements as of and for the years ended December 31, 2017, 2016 and 2015

99.3	Raycom unaudited condensed consolidated carve-out financial statements as of June 30, 2018 and for the six-month periods ended June 30, 2018 and 2017

99.4	Press release issued by Gray Television, Inc., on November 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

Date: November 1, 2018	By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Executive Vice President and Chief Financial Officer